UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

ENCORE ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16295 (Commission File Number)	75-2759650 (IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)

Registrant’s telephone number, including area code: (817) 877-9955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On February 14, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Encore Acquisition Company (the “Company”) authorized the payment of annual cash bonuses and granted awards of restricted stock and stock options under the Company’s 2000 Incentive Stock Plan to each of the Company’s executive officers in respect of the year ended December 31, 2004. The following table sets forth the annual cash bonus and the number of stock options and shares of restricted stock awarded to each of the Company’s executive officers in respect of the year ended December 31, 2004:

		Number of Stock	Number of Shares of
Name and Position	Cash Bonus	Options(1)	Restricted Stock(2)
I. Jon Brumley	$700,000	—	52,750
Chairman of the Board and Chief Executive Officer
Jon S. Brumley	$450,000	20,180	22,600
President
Roy W. Jageman	$160,000	7,175	8,000
Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Tom H. Olle	$150,000	6,700	7,550
Senior Vice President, Asset Management
Robert S. Jacobs	$125,000	5,600	6,280
Senior Vice President, Business Development and Planning
Donald P. Gann	$125,000	5,600	6,280
Senior Vice President, Operations

(1)	The exercise price is $39.82 per share, which was the closing sales price of the Company’s common stock on the New York Stock Exchange on February 14, 2005. The options vest in three equal annual installments beginning February 14, 2006, subject to earlier vesting on a change in control or the termination of an employee’s employment due to death or disability and to such other terms as are set forth in the award agreement.

(2)	Restricted stock awards vest in three equal annual installments beginning February 14, 2008, subject to the achievement of performance objectives and to earlier vesting on a change in control or the termination of an employee’s employment due to death or disability and to such other terms as are set forth in the award agreement.

     On February 15, 2005, the independent directors on the Board also reviewed and approved the annual compensation payable to I. Jon Brumley and Jon S. Brumley and the compensation philosophy used to award compensation to other executive officers.

     On February 15, 2005, based on the recommendation of the Compensation Committee, the Company’s Board of Directors approved the terms of the compensation to be paid to each non-management director of the Board in respect of his service on the Board. A summary describing the elements of such compensation is filed as Exhibit 10.1 to this report and is hereby incorporated by reference.

Item 2.02 Results of Operations and Financial Condition

     In addition to financial results determined in accordance with generally accepted accounting principles (“GAAP”), the Company also views “EBITDAX” a useful tool for comparisons the Company’s financial performance. EBITDAX is a non-GAAP financial measure defined as earnings before depletion, depreciation and amortization expense; exploration expense; interest expense; other income or expense; income taxes; non-cash stock based compensation; and cumulative effect of accounting change. EBITDAX is widely accepted by the investment community as a financial indicator of a company’s ability to internally fund exploration and development activities and to service or incur debt. EBITDAX should not be considered as an alternative to net income or net cash provided by operating activities, as defined by GAAP. EBITDAX as presented below may not be comparable to similarly titled measures of other companies.

     The following table reconciles EBITDAX to net income, which is the most directly comparable GAAP measure:

	Year Ended December 31,
	2004	2003
Net income	$82,147	$63,641
Depletion, depreciation and amortization	48,522	33,530
Exploration expense	3,907	—
Interest expense	23,459	16,151
Other (income) expense	(240)	(214)
Current tax provision	1,913	991
Deferred tax provision	38,579	35,111
Non-cash stock based compensation	1,770	614
Cumulative effect of accounting change	—	(863)
EBITDAX	$200,057	$148,961

     The information being furnished pursuant to Item 2.02 of this Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

     10.1 Description of Compensation Payable to Non-Management Directors

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE ACQUISITION COMPANY

Dated: February 18, 2005	By:	/s/ Robert C. Reeves

Robert C. Reeves Vice President, Controller and Principal Accounting Officer